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                                                                     EXHIBIT 3.5

                               ARTICLES OF MERGER

                             SSC ACQUISITIONS, INC.

                                       AND

                         SHURGARD STORAGE CENTERS, INC.

        Pursuant to the provisions of RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging SSC Acquisitions, Inc., a Delaware corporation (the "Disappearing Corporation"), into Shurgard Storage Centers, Inc., a Washington Corporation (the "Surviving Corporation").

        1. The Agreement and Plan of Merger approved by the Board of Directors of the Surviving Corporation is attached hereto as Exhibit A.

        2. The Agreement and Plan of Merger was duly approved by the Board of Directors of the Surviving Corporation and, pursuant to RCW 23B.11.040, shareholder approval was not required.

        Dated: May 21, 1997

                                     SHURGARD STORAGE CENTERS, INC.



                                     By:   /s/ Harrell L. Beck
                                        --------------------------------------
                                        Harrell L. Beck
                                        Senior Vice President, Chief Financial
                                          Officer and Treasurer


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                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                         SHURGARD STORAGE CENTERS, INC.

                                       AND

                             SSC ACQUISITIONS, INC.

        This Agreement and Plan of Merger (this "Agreement") is entered into this 21st day of May, 1997, by and between Shurgard Storage Centers, Inc., a Washington corporation ("Shurgard"), and SSC Acquisitions, Inc., a Delaware corporation ("Acquisitions"). Shurgard and Acquisitions are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS

        A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

        B. Shurgard owns 100% of the outstanding stock of Acquisitions.

        C. The directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Acquisitions be merged into Shurgard pursuant to the provisions of the Washington Business Corporation Act, Section 23B.11.040, and the Delaware General Corporation Law, Section 253 (the "Merger").

                                    AGREEMENT

        NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agree that, (i) Acquisitions shall be merged into Shurgard, (ii) Shurgard shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

1.      MERGER


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        1.1    A Certificate of Merger shall be filed with the Secretary of
State of the State of Delaware and Articles of Merger shall be filed with the Secretary of State of the State of Washington at the time specified in this Agreement.

        1.2 The Merger shall become effective upon the filing of Articles of Merger and this Agreement with the Secretary of State of the State of Washington and the filing of a Certificate of Merger with the Secretary of State of the Delaware (the "Effective Time of Merger").

        1.3 At the Effective Time of Merger, Acquisitions shall be merged into Shurgard (the "Surviving Corporation") and the separate corporate existence of Acquisitions shall thereupon cease.

        2.     ARTICLES OF SHURGARD

        The Articles of Incorporation of Shurgard as in effect prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act.

        3.     BYLAWS

        The Bylaws of Shurgard in effect at the Effective Time of Merger shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

        4.     DIRECTORS AND OFFICERS

        The directors of Shurgard shall continue in office as the directors of the Surviving Corporation, and the officers of Shurgard shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

        5.     CANCELLATION OF SHARES

        At the Effective Time of Merger, each outstanding share of the common stock of Acquisitions shall automatically be canceled.

        6.     EFFECT OF THE MERGER

        6.1 RIGHTS, PRIVILEGES, ETC. The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of


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the Merger: the separate existence of Acquisitions shall cease; the Surviving
Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger, but shall pass and be owned by the Surviving Corporation without further act or deed; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

        6.2 FURTHER ASSURANCES. If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

        7.     TERMINATION

        This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

        8.     NO THIRD-PARTY BENEFICIARIES

        Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have caused this Plan and
Agreement of Merger to be executed as of the date first above written.

                                      SSC ACQUISITIONS, INC.,
                                      a Delaware corporation

                                      By  /s/ Charles K. Barbo
                                          ----------------------------------
                                          Charles K. Barbo, President and
                                          Chief Executive Officer

ATTEST:

   /s/ Harrell L. Beck
---------------------------------------
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer

                                      SHURGARD STORAGE CENTERS, INC,
                                      a Washington corporation

                                      By  /s/ Charles K. Barbo
                                          ----------------------------------
                                          Charles K. Barbo, President

ATTEST:

   /s/ Harrell L. Beck
---------------------------------------
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer

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